Exhibit 10.16

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXECUTION VERSION

INTER-REFINERY PIPELINE LEASE

BETWEEN

SUNOCO PIPELINE L.P.

AND

PHILADELPHIA ENERGY SOLUTIONS REFINING

AND MARKETING LLC

TABLE OF CONTENTS

1.	DESCRIPTION	1
2.	TERM	1
3.	RENT/VARIABLE POWER COSTS	1
4.	OPERATION AND MAINTENANCE	2
5.	INSURANCE	5
6.	[intentionally omitted]	7
7.	OPERATING COMMITTEE	7
8.	NO WARRANTY; LIMITATION OF LIABILITY	7
9.	INDEMNIFICATION	7
10.	LIENS; CONSENT AGREEMENT	8
11.	CONDEMNATION	9
12.	DEFAULT; TERMINATION; REMEDIES	9
13.	NOTICES	10
14.	MISCELLANEOUS PROVISIONS	11

Exhibit A	Identification of Leased Assets
Exhibit B	Rent Payments and Rates for Power
Exhibit C	Form of Consent Agreement

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

i

INTER-REFINERY PIPELINE LEASE

This Inter-Refinery Pipeline Lease (this “Lease”) is made this 30th day of November 2012 by and between Sunoco Pipeline L.P. whose address is 1818 Market Street, Philadelphia, PA 19103 (“LESSOR”) and Philadelphia Energy Solutions Refining and Marketing LLC, whose address is 1735 Market Street, Philadelphia, PA 19103 (“LESSEE”).

WHEREAS, LESSOR owns three (3) pipelines between LESSEE’s Philadelphia, Pennsylvania refinery (the “Philadelphia Refinery”) and Sunoco, Inc. (R&M)’s idled Marcus Hook, Pennsylvania refinery (the “Marcus Hook Refinery”), and

WHEREAS, LESSEE desires to lease all of the aforementioned pipelines, and

WHEREAS, LESSOR is willing to lease such pipelines to LESSEE under the terms and conditions of this Lease.

NOW, THEREFORE in consideration of the mutual promises and covenants contained herein, LESSOR and LESSEE agree, with the intent to be legally bound, to the following terms and conditions.

1.                                      DESCRIPTION

LESSOR hereby leases, lets and demises unto LESSEE designated portions of three (3) bi-directional eighteen (18) mile pipelines between the Philadelphia Refinery and the Marcus Hook Refinery, including the pipeline connections into and out of Sunoco Partners Marketing & Terminals L.P.’s Paulsboro, New Jersey refined products terminal (the “Paulsboro Terminal”), all of which leased assets are more specifically identified in Exhibit A, which is attached hereto and made a part hereof, and are hereinafter referred to collectively as the “Leased Assets”.

2.                                      TERM

The term of this Lease shall commence on the 1st day of January 2013 and shall expire on January 31, 2022.

3.                                      RENT/VARIABLE POWER COSTS

LESSEE agrees to pay annual rent in monthly installments, in the amounts shown on Exhibit B, which is attached hereto and made a part hereof. Rent for partial months shall be pro-rated.

In consideration of LESSOR providing power to the pumps at the Marcus Hook Refinery, LESSEE also agrees to pay the rates set forth on Exhibit B attached hereto for product pumped from the Marcus Hook Refinery pursuant to this Lease. LESSOR shall endeavor to provide an invoice to LESSEE regarding such charges, each of which shall include reasonable background and supporting documentation and information mutually agreed upon from time to time in good faith, not later than the 5th business day of each month. Payment shall be made by electronic transfer to an account designated by LESSOR

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

within ten (10) days after delivery of the invoice, provided LESSEE may withhold payment of any such amount disputed in good faith until such time as the dispute is resolved.

To the extent that LESSEE changes the products pumped through the Leased Assets from those at the commencement of this Agreement, adds or modifies connections to the Leased Assets, changes equipment such that the rate of flow through the Leased Assets would materially change or adds equipment for which LESSOR has operational responsibility hereunder, the parties shall negotiate in good faith appropriate adjustements, if any, to pricing set forth on Exhibit B.

Should a party to this Lease fail to pay any amounts due under this Agreement or any amounts are owed upon resolution of a Dispute (as defined below), or be entitled to a refund of amounts paid but determined not to have been owed, such party shall owe the other party interest on such amounts at the rate of [**] per annum over the prime lending rate publicly announced from time to time by Citibank N.A. of New York, NY on ninety day loans to substantial and responsible commercial borrowers, but not to exceed any applicable interest criteria imposed by law on the unpaid principal balance, from the date payment was due until it is received (or, in the case of amounts paid and determined not to have been owed, from the date paid until refunded). A party shall reimburse the other party for all actual costs (including reasonable attorneys’ fees and court costs) incurred by such other party to collect overdue and unpaid amounts, including late payment charges, whether or not suit is brought.

4.                                      OPERATION AND MAINTENANCE

4.1                               Restricted Use

The Leased Assets may only be used as a private pipeline system for the transportation of jet fuel, liquefied petroleum gases, gasoline, distillates, blending components, and intermediate feed stocks. LESSEE is prohibited from making any new connections of the Leased Assets to any third-party facilities, provided LESSEE may modify existing connections owned by LESSEE and/or add new connections owned by LESSEE to the pig traps that are a part of the Leased Assets at the Philadelphia Refinery. Any other use of the Leased Assets is strictly prohibited without the prior express written permission of LESSOR.

4.2                               Operations

LESSOR shall, at its sole cost and expense, operate (i) the Leased Assets and (ii) any pumps and equipment interconnected to the Leased Assets at the Marcus Hook Refinery or the Paulsboro Terminal and used to operate the Leased Assets (such pumps and equipment, collectively with the Leased Assets, the “Lessor System”), except that LESSEE shall, at its sole cost and expense, provide power to the pumps located at the Philadelphia Refinery. LESSOR shall operate the Lessor System in accordance with LESSEE’s directions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

During the term of this Lease, LESSOR agrees to operate the Lessor System in a good and workmanlike manner, in accordance with usual and customary industry practices and all applicable engineering and safety requirements, and in compliance with all applicable laws, rules and regulations, including, without limitation, the U.S. Department of Transportation Pipeline Safety Regulations. LESSEE shall not assume any obligation whatsoever in connection with LESSOR’s operation of the Lessor System; or be required to furnish workers, equipment, or materials in connection with LESSOR’s operation of the Lessor System.

4.3                               Maintenance

LESSOR shall, at its sole cost and expense, perform all routine maintenance on the Lessor System in accordance with usual and customary industry practices and all applicable engineering and safety requirements and in compliance with all applicable laws, rules and regulations, including, without limitation, the U.S. Department of Transportation (“DOT”) Pipeline Safety Regulations. Such routine maintenance shall include only line marking, DOT valve and river crossing inspections, main line valve maintenance, right of way surveillance and patrols, painting above-ground facilities, one calls and cathodic protection.

LESSOR shall also perform all other maintenance (“Non-Routine Maintenance”) on the Lessor System in accordance with usual and customary industry practices to include, without limitation, smart pigging, hydrostatic testing, pipeline repairs, right-of-way clearing and mowing, leak response and environmental cleanup.

LESSOR shall afford LESSEE the right to monitor any of LESSOR’s activities under this Paragraph 4.3 and to audit LESSOR’s records pertaining to its costs and performance related to this Lease during regular business hours. LESSOR and LESSEE agree to negotiate in good faith required actions, if any, to address input provided by LESSEE as a result of such monitoring or audit.

LESSEE shall reimburse LESSOR for all of its reasonably incurred and documented costs incurred to perform Non-Routine Maintenance activities within ten (10) days from the date of LESSEE’s receipt of written invoice, including reasonable background and supporting documentation and information mutually agreed upon from time to time in good faith, provided LESSEE may withhold payment of any such amounts disputed in good faith until such time as the dispute is resolved.

4.4                               Rights of Way; Cooperation

LESSOR expressly reserves unto itself, its successors, and assigns the rights-of-way, easements, licenses, and permits through the lands where the Leased Assets are located.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LESSOR and LESSEE shall cooperate and coordinate with each other, and each party shall grant reasonable access over its real property to the other party, in connection with the operation, maintenance, repair and testing of the Lessor System and the facilities at the Philadelphia Refinery that interconnect with the Lessor System.

4.5                               Taxes

LESSOR shall be responsible for, and pay when due, all real property taxes levied against the Leased Assets or directly as a result of owning the Leased Assets, as well as all personal property taxes related thereto except as otherwise provided herein.

LESSEE shall pay when due any present or future government taxes, fees, duties, or assessments related to the operation of the Leased Assets. In the event any such taxes, fees, duties, or assessments referenced herein are levied against LESSOR, LESSEE will promptly reimburse LESSOR therefore within ten (10) days of receipt of documentation evidencing payment thereof by LESSOR.

4.6                               Relocations

In the event that LESSOR is required to relocate the Leased Assets, LESSOR will provide LESSEE reasonable notice of such requirement, and LESSEE shall reimburse LESSOR for all costs associated with such relocation.

4.7                               Non-Routine Maintenance Expense and Capital Budgets

In order to inform LESSEE as to LESSOR’s projected expenditures for Non-Routine Maintenance activities and capital expenditures contemplated for a forthcoming calendar year, the parties agree as follows:

Not later than October 1, LESSOR shall prepare in reasonably concise form and mail to LESSEE a Non-Routine Maintenance Budget and a Capital Budget for the Leased Assets for the next calendar year. The Non-Routine Maintenance Budget shall identify planned expenditures by major expense classifications and shall itemize all major Non-Routine Maintenance projects which are estimated to cost more than fifty thousand dollars ($50,000) each. The Capital Budget shall itemize all capital projects which are estimated to cost more than fifty thousand dollars ($50,000) each. LESSOR shall provide budget updates to LESSEE on a periodic basis throughout the year upon request.

4.8                               Expansion and Capital Projects

At LESSEE’s request, LESSOR shall perform expansion and capital projects on the Leased Assets, provided the parties agree in advance to a surcharge or rent adjustment that LESSOR reasonably determines is adequate to provide it with an acceptable return on LESSOR’S invested capital.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.9                               Regulatory Compliance

LESSOR shall perform all activities reasonably necessary to maintain compliance with Pipeline and Hazardous Materials Safety Administration audits and any new regulations applicable to the Lessor System based on usual and customary industry practice. Such services shall be provided at cost. LESSOR will invoice LESSEE monthly, on or before the fifth business day of each month, for amounts payable by LESSEE to LESSOR for service during the previous month. The invoices shall specify in reasonable detail the services rendered during the relevant invoicing period and the costs incurred in providing such services and shall include reasonable background and supporting documentation and information mutually agreed upon from time to time in good faith. Such amounts shall be payable within ten (10) days after delivery of the invoice, provided LESSEE may withhold payment of any such amounts disputed in good faith until such time as the dispute is resolved.

5.                                      INSURANCE

5.1                               LESSEE shall procure and maintain with reputable insurers with AM Best Company’s rating of not less than “A VII” policies of insurance written on an occurrence basis or on claims made basis (in which event insurance shall be maintained during the term of this Lease and for a period of two years following expiration or earlier termination of this Lease), or self-insurance acceptable to LESSOR, with limits not less than those indicated for the respective items as follows:

(a)                                 Statutory Workers’ Compensation and Occupational Disease Insurance, including Employer’s Liability Insurance and, if applicable, coverage under the Longshoremen and Harbor Workers’ Compensation Act, the Jones Act or other Maritime Employer’s Liability, complying with laws of each jurisdiction. Employer’s Liability Insurance (and Maritime Employer’s Liability, if applicable) shall be provided with a limit not less than: $2,000,000 each occurrence;

(b)                                 Commercial Liability Insurance with limits not less than: $10,000,000 Bodily Injury, Personal Injury & Property Damage combined each occurrence and aggregate;

(c)                                  Commercial Automobile Liability Insurance, including Contractual Liability, covering all motor vehicles licensed for highway use with limits not less than: $5,000,000 Bodily Injury, Personal Injury & Property Damage combined each occurrence and aggregate.

5.2                               LESSEE shall provide certificates of insurance acceptable to LESSOR. All insurance shall (i) provide that coverage shall not be suspended, voided, canceled, non-renewed, reduced in scope or limits except after thirty (30) days’ prior written notice has been given to LESSOR; and (ii) apply separately to each insured and

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

additional insured against whom a claim is made or suit is brought, except with respect to the limits of the insurer’s liability and provide a waiver of subrogation in waiver of LESSOR. The Commercial General Liability and Automobile Liability policies shall be endorsed to add, or shall have an existing blanket endorsement so as to add, LESSOR as an additional insured; provided, however, that LESSOR shall be named as an additional insured only with respect to any claims arising out of or related to this Lease and/or LESSEE’s obligations hereunder; and shall provide that the coverage afforded to LESSOR as an additional insured will be primary to any other coverage available to it, and that no act or omission of LESSOR shall invalidate the coverage. Any deductible or retention of insurable risks shall be for LESSEE’s account. The insurance requirement set forth herein shall not in any way limit LESSEE’s liability arising out of this Lease, or otherwise, and shall survive the termination/cancellation of this Lease.

5.3                               LESSOR shall procure and maintain with reputable insurers with AM Best Company’s rating of not less than “A VII” policies of insurance written on an occurrence basis or on claims made basis (in which event insurance shall be maintained during the term of this Lease and for a period of two years following expiration or earlier termination of this Lease), or self-insurance acceptable to LESSEE, with limits not less than those indicated for the respective items as follows:

(a)                                 Statutory Workers’ Compensation and Occupational Disease Insurance, including Employer’s Liability Insurance and, if applicable, coverage under the Longshoremen and Harbor Workers’ Compensation Act, the Jones Act or other Maritime Employer’s Liability, complying with laws of each jurisdiction. Employer’s Liability Insurance (and Maritime Employer’s Liability, if applicable) shall be provided with a limit not less than: $2,000,000 each occurrence;

(b)                                 Commercial Liability Insurance with limits not less than: $10,000,000 Bodily Injury, Personal Injury & Property Damage combined each occurrence and aggregate;

(c)                                  Commercial Automobile Liability Insurance, including Contractual Liability, covering all motor vehicles licensed for highway use with limits not less than: $5,000,000 Bodily Injury, Personal Injury & Property Damage combined each occurrence and aggregate.

5.4                               LESSOR shall provide certificates of insurance acceptable to LESSEE. All insurance shall (i) provide that coverage shall not be suspended, voided, canceled, non-renewed, reduced in scope or limits except after thirty (30) days’ prior written notice has been given to LESSEE; and (ii) apply separately to each insured and additional insured against whom a claim is made or suit is brought, except with respect to the limits of the insurer’s liability and provide a waiver of subrogation in waiver of LESSEE. The Commercial General Liability and Automobile

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Liability policies shall be endorsed to add, or shall have an existing blanket endorsement so as to add, LESSEE as an additional insured; provided, however, that LESSEE shall be named as an additional insured only with respect to any claims arising out of or related to this Lease and/or LESSOR’s obligations hereunder; and shall provide that the coverage afforded to LESSEE as an additional insured will be primary to any other coverage available to it, and that no act or omission of LESSEE shall invalidate the coverage. Any deductible or retention of insurable risks shall be for LESSOR’s account. The insurance requirement set forth herein shall not in any way limit LESSOR’s liability arising out of this Lease, or otherwise, and shall survive the termination/cancellation of this Lease.

6.                                      [INTENTIONALLY OMITTED]

7.                                      OPERATING COMMITTEE

LESSOR and LESSEE shall at all times cooperate with each other and coordinate their respective activities in such manner as to effect the most efficient operation and utilization of the Leased Assets in accordance with accepted pipe line industry practices. To effect this cooperation, the parties agree to establish a Coordinating Committee composed of one representative from the LESSOR and one representative from the LESSEE. The primary functions of this Committee shall be to review any problems which arise as a result of this Lease and to recommend any alterations of or additions to this Lease or operating practices which to them may seem desirable.

8.                                      NO WARRANTY; LIMITATION OF LIABILITY

LESSOR MAKES NO REPRESENTATION OR WARRANTIES WITH RESPECT TO THE LEASED ASSETS. LESSEE ACKNOWLEDGES THAT IT HAS INSPECTED THE LEASED ASSETS AND ACCEPTS THE LEASED ASSETS IN THEIR PRESENT CONDITION, “AS IS WHERE IS”, WITHOUT WARRANTY, EXPRESS OR IMPLIED, AS TO CONDITION OR SUITABILITY FOR LESSEE’S PURPOSES.

9.                                      INDEMNIFICATION

LESSEE’S OBLIGATION OF INDEMNITY - LESSEE AGREES TO DEFEND, INDEMNIFY, AND HOLD HARMLESS LESSOR, ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, SUBCONTRACTORS AND AGENTS (HEREINAFTER COLLECTIVELY REFERRED TO AS “LESSOR INDEMNITEES”), FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, EXPENSES (INCLUDING REASONABLE ATTORNEY’S FEES AND EXPERT FEES), LOSSES, DAMAGES, DEMANDS, FINES, PENALTIES, AND CAUSES OF ACTION FOR INJURIES TO OR DEATH OF PERSONS (INCLUDING LESSOR’S AND LESSEE’S EMPLOYEES, AGENTS, CONTRACTORS OR SERVANTS) OR DAMAGES TO PROPERTY OR PENALTIES FOR VIOLATIONS OF LAWS, REGULATIONS, OR ORDERS, ANY OF WHICH ARE CAUSED BY, RELATE TO, OR ARISE FROM THE LESSEE’S USE OF THE LEASED ASSETS AND

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

MAINTENANCE OF THE LEASED ASSETS EXCEPT TO THE EXTENT CAUSED BY OR RESULTING FROM THE GROSS NEGLIGENT ACTS OR OMISSIONS OR WILLFUL MISCONDUCT OF LESSOR OR ITS EMPLOYEES, AGENTS OR CONTRACTORS, IN CONNECTION WITH LESSOR’S PERFORMANCE OF THIS LEASE. SUCH INDEMNITY SHALL APPLY REGARDLESS OF WHETHER LIABILITY WITHOUT FAULT IS IMPOSED OR SOUGHT TO BE IMPOSED ON ONE OR MORE OF THE LESSOR INDEMNITEES. THIS INDEMNITY SHALL NOT APPLY TO THE EXTENT THAT IT IS VOID OR OTHERWISE UNENFORCEABLE UNDER APPLICABLE LAW IN EFFECT ON OR VALIDLY RETROACTIVE TO THE DATE OF THIS LEASE. TO THE EXTENT THAT STATE AND/OR FEDERAL LAWS LIMIT THE TERMS OR CONDITIONS OF THIS PARAGRAPH, IT SHALL BE DEEMED SO LIMITED TO COMPLY WITH SUCH STATE AND FEDERAL LAWS. IF ANY TERM, PROVISION, COVENANT OR CONDITION OF THIS PARAGRAPH IS HELD BY A COURT OF COMPETENT JURISDICTION TO BE INVALID, VOID, OR UNENFORCEABLE, THE REMAINDER OF THE PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL IN NO WAY BE AFFECTED, IMPAIRED, OR INVALIDATED. THIS PARAGRAPH SHALL SURVIVE THE TERMINATION OF THIS LEASE.

10.                               LIENS; CONSENT AGREEMENT

10.1                        Liens.

In no event shall LESSOR have a lien or security interest on LESSEE’s products transported by the Leased Assets unless LESSEE has failed to pay LESSOR any payments under Paragraph 3 of this Lease (and not any other payments which may become due) described in this Lease, which are not disputed in good faith and such failure to pay has continued without being remedied for a period of thirty (30) days following receipt by LESSEE of a written notice of such non-payment issued by LESSOR. LESSEE shall not suffer or permit any liens or lien claims to be filed against the Leased Assets by reason of any act or omission of LESSEE or by reason of any work, labor, services, or materials supplied or claimed to have been supplied in connection with the Leased Assets during the term of this Lease. If any such lien or lien claim shall be filed against the Leased Assets during the term of this Lease, LESSEE shall cause the same to be removed at its sole cost and expense.

10.2                        Consent Agreement

In consideration of LESSEE’s execution of this Lease with LESSOR, LESSOR hereby agrees that at the request of LESSEE, it shall execute and deliver to an intermediator that may own product to be transported by the Leased Assets, a Consent Agreement in the form of Exhibit C, which is attached hereto and made a part hereof. Such persons other than LESSEE that hold title to product to be transported by the Leased Assets and such third parties who have entered into

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

intermediation agreements with LESSEE, together, shall be referred to herein as “Other Parties.”

LESSOR shall enjoy all of the rights and remedies under this Lease against LESSEE as if LESSEE were the owner of such product to be transported by the Leased Assets. As provided in the Consent Agreement, LESSOR will comply with lawful directions or instructions of Other Parties. LESSEE acknowledges that in the event that LESSOR receives conflicting directions or instructions from LESSEE and Other Parties, LESSEE acknowledges that LESSOR will follow the directions or instructions of the Other Parties in accordance with the Consent Agreement.

11.                               CONDEMNATION

If, due to any condemnation, or taking by any public or quasi-public authority or other party having the right of eminent domain, any part of the Leased Assets are taken, or access to any material part of the Leased Assets is denied, and as a result of such taking there is a material interference or interruption in LESSEE’s use and operation of the Leased Assets which LESSOR cannot cure within a reasonable period of time, not to exceed 270 days, then and in any of the aforesaid events, the term of this Lease shall, at the option of LESSOR or LESSEE, terminate as to the portion of the Leased Assets so affected, and become null and void from the date when the party exercising the power of eminent domain actually takes or interferes with the material use of such portion of the Leased Asset or denies material access thereto. Annual rent shall be proportionally adjusted to reflect the taking or material interference as of the date of such taking or material interference. In no event shall LESSEE have or make any claim against LESSOR for damages or awards with respect to any condemnation or taking and the entire award in condemnation (other than any portion of such award in respect of the leasehold interest created pursuant to this Lease, to which LESSEE shall be solely entitled) shall be the absolute property of, and is hereby assigned and shall be paid to LESSOR.

12.                               DEFAULT; TERMINATION; REMEDIES

If one or more of the following events occurs, LESSOR or LESSEE, as the case may be, will be deemed for all purposes to be in default hereof, and the other party thereupon shall have the right to terminate this Lease and will be afforded the remedies provided under this Lease and under applicable law:

(a)                                 LESSOR or LESSEE violates or otherwise fails to comply substantially with any requirement imposed upon or promise made by it in this Lease, and within ten (10) days after written notice is given by the other party of such violation of or failure to comply substantially with, fails to correct such violation or failure to comply, unless such violation or failure to comply cannot reasonably be corrected within said ten (10) day period, or fails to initiate and diligently pursue such correction to completion;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)                                 LESSOR or LESSEE: (i) becomes insolvent (which term is defined for purposes hereof as failure generally to meet its obligations as the same become due); (ii) files a voluntary petition in bankruptcy, reorganization, receivership, or arrangement; (iii) files an answer admitting any material allegation of any insolvency petition filed pursuant to any insolvency act, federal, or state; (iv) makes an assignment for the benefit of creditors; or (v) applies for, consents to, or suffers the appointment of a receiver or trustee for any part of its property or assets.

13.                               NOTICES

All notices or requests or consents provided for by, or permitted to be given pursuant to, this Lease must be in writing and must be given by depositing same in the United States mail, addressed to the person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or via overnight courier, charges prepaid, or by facsimile to such party. Notice given by personal delivery, overnight courier or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt in not received during the recipient’s normal business hours. All notices to be sent to a party pursuant to this Lease shall be sent to or made at the addresses set forth below or at such other addresses as such party may stipulate to the other parties in the manner provided in this Paragraph 13:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

To LESSEE:

Philadelphia Energy Solutions LLC

Philadelphia Energy Solutions Refining and Marketing LLC

3144 W. Passyunk Avenue

Philadelphia, PA 19145

Attention: Philip Rinaldi

Fax: (866) 456-1587

with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP

666 Fifth Avenue, 26th Floor

New York, NY 10103

Attention: Michael Swidler and Steven Abramowitz

Fax: (212) 237-0100

To LESSOR:

Sunoco Pipeline L.P.

1818 Market Street

Philadelphia, PA 19103

Attn: Vice President - Business Development

Fax: 866-547-7490

with a copy to:

General Counsel and Secretary

Sunoco Partners LLC

1818 Market Street

Philadelphia, PA 19103

Fax: 215-246-8813

14.                               MISCELLANEOUS PROVISIONS

14.1                        Governing Law

This Lease is deemed a Pennsylvania contract and shall be construed, governed by, and administered in accordance with the laws of the Commonwealth of Pennsylvania.

14.2                        Assignment

Neither this Lease nor any of the rights or obligations hereunder shall be assigned without the prior written consent of LESSEE (in the case of any assignment by LESSOR) or LESSOR (in the case of any assignment by LESSEE); provided, however, that: (i) either LESSEE or LESSOR may make such an assignment to

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

any of its Affiliates so long as the assignor remains liable hereunder; (ii) either LESSEE or LESSOR may make a collateral assignment of this Lease in connection with any financing by such party; (iii) LESSEE may make such an assignment to any Person to which LESSEE has sold the Philadelphia Refinery if such Person (A) is reasonably capable of performing LESSEE’s obligations under this Lease, which determination shall be made by LESSEE in its reasonable judgment, and (B) has agreed in writing with LESSOR to assume the obligations of LESSEE hereunder; and (iv) LESSEE may make such an assignment (in whole or in part or through a mechanism other than an assignment) to any Person acting as an intermediator of all or any portion of the product transported by the Leased Assets. Any attempt to make an assignment otherwise than as permitted by the foregoing shall be null and void. The parties hereto agree to require their respective successors, if any, to expressly assume, in a form of agreement reasonably acceptable to the other parties, their obligations under this Lease.

In the event LESSOR sells the Leased Assets (including to an Affiliate), it shall be obligated to assign this Lease, and to have the purchaser assume LESSOR’s obligations hereunder, pursuant to an assignment and assumption agreement in form and substance reasonably acceptable to LESSEE. For purposes of this Lease: (i) “Affiliate” means, as to the Person specified, any Person Controlling, Controlled by, or under common Control with such specified Person; provided, however, that no Person shall be deemed an Affiliate of any Person solely by reason of the exercise or existence of rights, interests or remedies under this Lease; (ii) “Control” (including correlative terms such as “controlled by” and “controlling”) means, as used with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and (iii) “Person” means an individual, corporation, limited liability company, partnership, joint venture, business trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

14.3                        Entirety of Agreement/Modification

This instrument contains the entire agreement between the parties hereto regarding the subject matter hereof, and no prior promises, agreements, or warranties written or verbal shall be of any force or effect unless embodied herein. No modification of this Lease shall be of any force or effect unless reduced to writing and signed by both parties.

14.4                        Enforceability

Each covenant contained in this Lease is intended to be, and shall be construed to be a separate and independent covenant. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease or any other application of such term or provision shall not be affected thereby unless continued operation of this Lease is commercially unreasonable. If

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

this Lease is determined to be unlawful, invalid, or unenforceable as to any pipeline facilities comprising the Leased Assets, this Lease shall forthwith automatically terminate as to such pipeline facilities and any other portion of the Leased Asset affected thereby, and neither party shall be liable to the other as a result thereof except as provided in Paragraphs 8 and 9 of this Lease.

14.5                        Captions

The captions used in this Lease are for reference purposes only and will not affect the interpretation or meaning of this Lease.

14.6                        Counterparts

This Lease may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument. Photocopies, facsimiles and other reproductions of the originally signed Lease shall be deemed to be original counterparts to this Lease.

14.7                        Waiver

If either party waives any power, right, or remedy arising hereunder or under any applicable law, such waiver will not be deemed to be a waiver upon the later occurrence or recurrence of any of said events. No reasonable delay by either party in the exercise of any power, right, or remedy will constitute, under any circumstances, a waiver of the party’s power, rights, or remedies.

14.8                        Quiet Enjoyment

If and so long as LESSEE shall pay the rent payable hereunder and shall perform and observe all of the terms, covenants, and conditions on the part of LESSEE to be performed and observed, LESSOR covenants that LESSOR shall not interfere with LESSEE’s use, operation, and enjoyment of the Leased Assets.

14.9                        Dispute Resolution

LESSOR and LESSEE shall endeavor to resolve any dispute, controversy or claim (a “Dispute”) arising from or in connection with this Lease in a fair and equitable manner. Prior to initiating legal proceedings with respect to any such Dispute, the parties will seek resolution of disputes through discussions between senior executives of the respective parties. In addition, LESSOR and LESSEE may agree to engage in mediation of a Dispute, in which case the cost of the mediator shall be shared equally.

14.10                 Successors and Assigns: No Third Party Beneficiaries.

This Lease shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Except as otherwise permitted herein, nothing in this Lease shall be construed as conferring upon any Person

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

other than the parties and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Lease.

[Rest of page intentionally left blank]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Executed by their duly authorized representatives and witnessed on this 30th day of November, 2012.

Witness:		SUNOCO PIPELINE L.P.

BY: SUNOCO LOGISTICS PARTNERS
OPERATIONS GP LLC

By:	/s/ Charles E. Maser	By:	/s/ Michael J Hennigan
Name:	Charles E. Maser	Name:	Michael J Hennigan
Title:	Sr. Director	Title	President & CEO

Witness:		PHILADELPHIA ENERGY SOLUTIONS
REFINING AND MARKETING LLC

By:	/s/ V. Steve Herzog	By:	/s/ James T Rens
Name:	V. Steve Herzog	Name:	James T Rens
Title:	SVP Strategic Planning	Title	CFO

SIGNATURE PAGES

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

COMMONWEALTH OF PENNSYLVANIA

COUNTY OF PHILADELPHIA

Before me the undersigned, a Notary Public within and for the above named County and State, on this 17th day of December, 2012, personally appeared Michael Hennigan to me known to be the identical person who subscribed the name of the maker thereof to the within and foregoing instrument as its President and acknowledged to me that he executed the same as his free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

Witness my hand and official seal the day and year last above written.

/s/ Dawn A. Womack
Notary Public

My Commission Expires:	COMMONWEALTH OF PENNSYLVANIA
08-17-14	NOTARIAL SEAL
DAWN A. WOMACK, Notary Public
City of Philadelphia, Phila. County
My Commission Expires August 17, 2014

COMMONWEALTH OF PENNSYLVANIA

COUNTY OF PHILADELPHIA

Before me the undersigned, a Notary Public within and for the above named County and State, on this 12 day of December, 2012, personally appeared James Rens to me known to be the identical person who subscribed the name of the maker thereof to the within and foregoing instrument as its CFO and acknowledged to me that he executed the same as his free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

Witness my hand and official seal the day and year last above written.

/s/ Sherry W. Robey
Notary Public

My Commission Expires:
12-7-15

COMMONWEALTH OF PENNSYLVANIA
NOTARIAL SEAL
SHERRY W. ROBEY, Notary Public
City of Philadelphia, Phila. County
MY Commission Expires December 7, 2015

SIGNATURE PAGES

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A

Identification of Leased Assets

1.   Pipeline of approximately 18.2 miles with appurtenant valves, corrosion control and protective equipment commonly identified as the 3N Line, originating at the Philadelphia Refinery and terminating at the Marcus Hook Refinery at the first flange as the 3N Line comes above ground and at the Paulsboro Terminal.

2.   Pipeline of approximately 18.2 miles with appurtenant valves, corrosion control and protective equipment commonly identified as the 4N Line, originating at the Philadelphia Refinery and terminating at the Marcus Hook Refinery at the first flange as the 4N Line comes above ground.

3.   Pipeline of approximately 18.2 miles with appurtenant valves, corrosion control and protective equipment commonly identified as the 5N Line, originating at the Philadelphia Refinery and terminating at the Marcus Hook Refinery at the first flange as the 5N Line comes above ground and at the Paulsboro Terminal.

Portions of Lessor System at

Philadelphia Refinery and Paulsboro Terminal

The attached maps and legal description provide additional detail regarding the locations of the Leased Assets located at the Philadelphia Refinery and Paulsboro Terminal.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B

Rent Payments and Rates for Power

Calendar Year	Yearly Rate		Monthly Rate
2013	$	[**]	$	[**]
2014	$	[**]	$	[**]
2015	$	[**]	$	[**]
2016	$	[**]	$	[**]
2017	$	[**]	$	[**]
2018	$	[**]	$	[**]
2019	$	[**]	$	[**]
2020	$	[**]	$	[**]
2021	$	[**]	$	[**]
2022	$	[**]	$	[**]

Rates for Power to Operate Pumps at Marcus Hook Refinery

(to be billed monthly in addition to the Rent Payments)

Name of Pipeline	Price Per Barrel
3N Pipeline	$	[**]
4N Pipeline	$	[**]
5N Pipeline	$	[**]

The rates above apply to quantities of product pumped from the Marcus Hook Refinery. Such rates are for 2012 and 2013 and will be escalated based on any changes (on an equivalent percentage basis) after the date of this Lease in the energy rate charged by PECO for energy delivered to the Marcus Hook Refinery.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B-1

Exhibit C

Form of Consent Agreement

[SEE ATTACHED]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

C-1